Exhibit 23.3

CONSENT OF DATA & CONSULTING SERVICES,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Data & Consulting Services, Division of Schlumberger Technology Corporation, hereby consents to the incorporation by reference in the Registration Statement on Form S-3 of Chesapeake Energy Corporation to be filed on or about August 3, 2010, of all references to our firm and information from our reserves report dated February 10, 2010, entitled “Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2009”, included in or made a part of Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 1, 2010, as amended by the amendment thereto on Form 10-K/A filed on August 3, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DATA & CONSULTING SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ CHARLES M. BOYER II, P.G.
Charles M. Boyer II, P.G.
Advisor Unconventional Reservoirs

August 3, 2010